SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Stanley Black & Decker, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Connecticut	06-0548860
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

1000 Stanley Drive New Britain, Connecticut	06053-1675
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-153646

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Convertible Preferred Units	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None	None
(Title of Class)	(Name of Exchange)

Item 1.	Description of Registrant’s Securities to be Registered

The descriptions of Registrant’s Convertible Preferred Units to be registered hereunder appearing under the captions “Description of Securities,” “Description of Debt Securities,” Description of Capital Stock” and “Description of Stock Purchase Contracts and Stock Purchase Units” in the Prospectus dated August 31, 2010 included in Post-Effective Amendment No. 1, filed by the Registrant under the Securities Act of 1933, as amended (the “Securities Act”) with the U.S. Securities and Exchange Commission (the “Commission”) on August 31, 2010, to the Registrant’s automatic shelf registration statement on Form S-3 (File No. 333-153646) originally filed with the Commission under the Securities Act on September 24, 2008, are incorporated herein by reference to such filing. The descriptions of Registrant’s Convertible Preferred Units to be registered hereunder appearing under the captions “Description of the Convertible Preferred Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement,” “Description of the Notes” and “Description of the Convertible Preferred Stock” in the prospectus supplement to be filed with the Commission relating to the Convertible Preferred Units offering pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference to such filing.

Any form of prospectus or prospectus supplement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act which includes a description of the securities to be registered hereunder shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits

1.1*	Underwriting Agreement among the Company and Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the underwriters named therein relating to the offering of the Convertible Preferred Units.

3.1	Restated Certificate of Incorporation dated September 15, 1998 (incorporated by reference to Exhibit 3(i) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2010 filed on May 13, 2010).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Company dated December 21, 2009 (incorporated by reference to Exhibit 3(ii) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2010 filed on May 13, 2010).

3.3	Certificate of Amendment to the Restated Certificate of Incorporation of the Company dated March 12, 2010 (incorporated by reference to Exhibit 3(iii) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2010 filed on May 13, 2010).

3.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated March 12, 2010).

3.5*	Certificate of Amendment of Series B Perpetual Cumulative Convertible preferred stock (including form of stock certificate).

4.1*	Form of certificate for the Series B Perpetual Cumulative Convertible preferred stock (included as Exhibit A to Exhibit 3.5).

4.2*	Purchase Contract and Pledge Agreement between the Company, The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent, and HSBC Bank USA, National Association, as Collateral Agent, Custodial Agent and Securities Intermediary.

4.3	Indenture, dated as of November 22, 2005, between the Company and HSBC Bank USA, National Association, as trustee (the “Trustee”) (filed as Exhibit 4.5 to the Company’s Form 8-K, dated November 29, 2005 and hereby incorporated by reference).

4.4*	Supplemental Indenture No. 2 between the Company and the Trustee.

4.5*	Form of Corporate Unit.

4.6*	Form of Treasury Unit.

4.7*	Form of Cash-Settled Unit.

4.8*	Form of Unpledged Junior Subordinated Note.

4.9*	Form of Pledged Junior Subordinated Note.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2010

Stanley Black & Decker, Inc.

By:	/S/ BRUCE H. BEATT
Name:	Bruce H. Beatt
Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

1.1*	Underwriting Agreement among the Company and Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the underwriters named therein relating to the offering of the Convertible Preferred Units.

3.1	Restated Certificate of Incorporation dated September 15, 1998 (incorporated by reference to Exhibit 3(i) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2010 filed on May 13, 2010).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Company dated December 21, 2009 (incorporated by reference to Exhibit 3(ii) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2010 filed on May 13, 2010).

3.3	Certificate of Amendment to the Restated Certificate of Incorporation of the Company dated March 12, 2010 (incorporated by reference to Exhibit 3(iii) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2010 filed on May 13, 2010).

3.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated March 12, 2010).

3.5*	Certificate of Amendment of Series B Perpetual Cumulative Convertible preferred stock (including form of stock certificate).

4.1*	Form of certificate for the Series B Perpetual Cumulative Convertible preferred stock (included as Exhibit A to Exhibit 3.5).

4.2*	Purchase Contract and Pledge Agreement between the Company, The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent, and HSBC Bank USA, National Association, as Collateral Agent, Custodial Agent and Securities Intermediary.

4.3	Indenture, dated as of November 22, 2005, between the Company and HSBC Bank USA, National Association, as trustee (the “Trustee”) (filed as Exhibit 4.5 to the Company’s Form 8-K, dated November 29, 2005 and hereby incorporated by reference).

4.4*	Supplemental Indenture No. 2 between the Company and the Trustee.

4.5*	Form of Corporate Unit.

4.6*	Form of Treasury Unit.

4.7*	Form of Cash-Settled Unit.

4.8*	Form of Unpledged Junior Subordinated Note.

4.9*	Form of Pledged Junior Subordinated Note.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

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